Exhibit 99.2

American Battery Technology Company Announces Record Breaking Revenue and First-Ever Positive Gross Margin in Third Quarter Fiscal 2026 Financial Results

Revenue growth of 64% quarter-over-quarter through ramp-up of critical mineral recycling facility, and significant advancements in development of critical mineral mine and refinery

Reno, Nev., May 11, 2026 — American Battery Technology Company (NASDAQ: ABAT), an integrated domestic critical mineral company that is commercializing its internally-developed technologies for both primary critical mineral manufacturing and secondary critical mineral recycling, released the financial results for the third quarter of fiscal year 2026 (FY26) ended on March 31, 2026.

Over the quarter, American Battery Technology Company (ABTC) significantly ramped and streamlined operations at its Nevada critical mineral recycling facility and achieved record breaking revenue with a 64% increase quarter-over-quarter, while cost of goods sold increased only 11% over the same period, and correspondingly the Company achieved its first-ever positive gross margin. This substantial growth in the throughput of its recycling facility has allowed ABTC to capitalize on strong market conditions and solidify itself as one of the dominant critical mineral recyclers in the United States.

Financial Highlights, Third Quarter of FY26:

●	$7.8 million in Revenue, a 64% increase from the previous quarter

○	And an additional $0.3 million income from interest for the quarter

●	$7.1 million in Cost of Goods Sold, an 11% increase from the previous quarter

○	$5.8 million cash cost of goods sold (non-GAAP1), with exclusion of non-cash expenses of depreciation and stock-based compensation

●	$0.7 million in Gross Margin, ABTC’s first positive gross margin operations

○	$2.0 million in Adjusted Gross Margin (non-GAAP1), with exclusion of non-cash expenses of depreciation and stock-based compensation

●	$38.5 million cash, balance as of end of quarter

○	Includes $37.7 million in unrestricted and $0.8 million in restricted cash

●	$0.0 million debt, Company currently holds zero debt

“Demonstrating positive gross margin from operations is a major milestone that many growth companies never achieve and allows us to enable self-sustaining operations of our critical mineral recycling facility,” stated American Battery Technology Company CEO Ryan Melsert. “The gross profit generated by this facility provides additional resources as we continue to scale the operations at this first critical mineral recycling facility, construct and bring to operations our second recycling facility, and construct and ramp our critical mineral lithium mine and refinery to support the U.S. establishing dominance with a closed loop domestic critical mineral supply chain.”

A reconciliation of cost of goods sold to cash-cost of goods sold (non-GAAP1) and revenue to adjusted gross margin, for the three months ended March 31, 2026

Description	Amount ($M)
Revenue	7.8
Cost of Goods Sold	(7.1)
Gross Margin	0.7

Description	Amount ($M)
Revenue	7.8
Cost of Goods Sold	(7.1)
Less: Depreciation Expense	(1.0)
Less: Stock-Based Compensation	(0.3)
Cash Cost of Goods Sold (non-GAAP1)	5.8
Adjusted Gross Margin (non-GAAP1)	2.0

Critical Mineral Recycling Highlights: Scaled and Streamlined Operations

●	Significantly increased throughput and operational effectiveness of recycling operations, resulting in substantially increased revenue and only relatively lower increase in cost of goods sold
●	Growth was fueled by increased processing of high-value recycled products from Battery Energy Storage Systems (BESS) supporting datacenters and artificial intelligence (AI) facilities, end-of-life electric and hybrid vehicles, and consumer electronics
●	Continued innovation and cost-down optimizations drove improvements in gross margins and facility utilization
●	As one of the few recyclers in the Western U.S capable of handling CERCLA-classified waste, ABTC’s Nevada lithium-ion battery recycling facility, permitted by the EPA in the spring of 2025 under CERCLA, has emerged as a critical revenue engine recovering valuable metals from high-demand, hard-to-recycle battery sources
●	Continued development of a second critical mineral recycling facility in the Southeast U.S., with plans to substantially scale capacity compared to company’s existing recycling plant in Nevada, positioning the company for expanded, matched-market impact
●	The establishment of new supply chain partnerships with leading BESS facilities and automotive OEMs, providing near-term and long-term material flows to support the Company’s growing operations

Primary Lithium from Claystone Highlights: Accelerating a Domestic Supply Chain

●	ABTC’s Tonopah Flats Lithium Project (TFLP), one of the largest lithium deposits in the U.S., continues to secure its position as a cornerstone of the domestic critical mineral supply chain to support demand and drive future growth
●	ABTC has successfully advanced its claystone-to-lithium hydroxide demonstration plant and is now focused on scaling through construction of a full-scale commercial mine and refinery
●	Designated as a Fast-41Transparency Covered Project under federal initiatives to boost and onshore domestic critical mineral supply, the TFLP benefits from streamlined federal permitting efforts, accelerating its path to commercialization of a new U.S. lithium resource and domestic production of critical mineral lithium hydroxide (LiOH)
●	The Company achieved a critical milestone by completing and submitting all baseline studies for the National Environmental Policy Act (NEPA) review process, a two-year effort overseen by the Department of Interior’s Bureau of Land Management (BLM), involving over 40 regulatory agencies and stakeholders across 21 study areas
●	The Company has initiated its Definitive Feasibility Study, the final phase of engineering and financial analysis required to move the project into commercial production, with recommendations published in its October 2025 Pre-Feasibility Study (PFS) for its Tonopah Flats Lithium Project
●	The PFS detailed the technical and financial roadmap for commercialization of this domestic-US critical mineral lithium mine and refinery, and supports the project’s robust economic potential and potential strategic importance:

○	Designed production of 30,000 tonnes per year of lithium hydroxide monohydrate (LHM), with project economics calculated for a 45-year life-of-mine
○	After-tax NPV at 8% of $2.57 billion and IRR of 21.8%, underscoring its financial viability
○	Highly competitive production cost of $4,307 per tonne, representing a 9.2% reduction from the Company’s April 2024 Initial Assessment
○	Total TFLP lithium resources (measured, indicated, and inferred) increased approximately 11% to 21.3 million tonnes LHM, and establishment of 2.73 million tonnes of proven (0.98) and probable (1.75) reserves, compared to April 2024 Initial Assessment

The company will host a listen-only earnings webcast today, Monday, May 11 at 4:30 p.m. ET. Those interested in viewing the livestream can visit: American Battery Technology Company Livestream FY26 Q3. The livestream replay and any related presentation will also be made available at www.americanbatterytechnology.com/events-presentations.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Inferred Resource

Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource

Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Measured Resource

Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Mineral Reserve

Mineral Reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Probable Mineral Reserve

Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource.

Proven Mineral Reserve

Proven Mineral Reserve is the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

Pre-Feasibility Study

A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.

Initial Assessment

An Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized. The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. Forward looking statements include, among other things, statements concerning: offtake agreements with customers; the Company’s future sales of products to customers, including the amounts, timing, and types of products included within those sales; potential loans, grants, and debt financing arrangements, including due diligence, the amount and type of debt, its syndication, and the schedule for closing; the scale of the battery recycling operations; the anticipated production from the integrated pilot facility; the scale, construction, and operation of the battery recycling operations, integrated pilot facility, Tonopah Flats Lithium Project, and commercial lithium mine and refinery; and the costs, schedules, production and economic projections associated with the foregoing. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2025. The Company assumes no obligation to update any of the information contained or referenced in this press release.

1NON-GAAP FINANCIAL MEASURES

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures. All adjusted measures are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations. The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Statements of Operations

	Three months ended March 31, 2026	Three months ended March 31, 2025	Nine months ended March 31, 2026	Nine months ended March 31, 2025
Revenue	$7,811,229	$979,977	$13,508,649	$1,514,377
Cost of goods sold	7,073,480	3,669,937	17,886,919	9,518,321
Gross margin (loss)	737,749	(2,689,960)	(4,378,270)	(8,003,944)

Expenses:
General and administrative	$29,841,644	$3,665,608	$37,379,145	$16,348,471
Research and development	4,644,759	3,252,929	11,160,033	8,204,929
Exploration costs	657,021	1,036,584	1,496,072	1,691,659
Total operating expenses	35,143,424	7,955,121	50,035,250	26,245,059

Net loss before other income (expense)	(34,405,675)	(10,645,081)	(54,413,520)	(34,249,003)

Other income (expense)
Interest income (expense)	335,738	(8,393)	641,357	(12,371)
Amortization and accretion of financing costs	-	(886,020)	(307,428)	(2,790,566)
Change in fair value of derivative liability	-	-	-	705,184
Loss on debt extinguishment	-	-	-	(675,648)
Loss on private placement	-	-	-	(567,161)
Change in fair value of liability-classified financial instruments	-	-	-	875,100
Other income	233,740	43,547	662,856	123,443
Total other income (expense)	569,478	(850,866)	996,785	(2,342,019)

Net loss	$(33,836,197)	$(11,495,947)	$(53,416,735)	$(36,591,022)

Net loss per share, basic and diluted	$(0.26)	$(0.14)	$(0.43)	$(0.48)
Weighted average shares outstanding	131,855,794	85,090,957	124,415,975	76,553,029

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2026	June 30, 2025
ASSETS

Cash	$37,685,027	$7,474,304
Accounts receivable	7,774,982	2,799,603
Inventories (Note 4)	846,603	408,147
Grants receivable (Note 5)	-	244,238
Prepaid expenses and other	2,556,902	2,884,899
Subscription receivable	-	925,077
Restricted cash	800,000	5,000,000
Assets held-for-sale (Note 7)	3,752,344	9,795,842

Total current assets	53,415,858	29,532,110

Property and equipment, net (Note 6)	55,231,160	45,469,853
Mining properties (Note 8)	9,710,716	8,392,977
Intangible assets (Note 9)	866,248	766,694
Right-of-use asset (Note 12)	204,246	296,157

Total assets	$119,428,228	$84,457,791

LIABILITIES & STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities (Note 10)	$6,452,873	$5,822,987
Operating lease liability (Note 12)	127,315	115,863
Notes payable (Note 11)	-	7,729,755

Total current liabilities	6,580,188	13,668,605

Operating lease liability, long-term	93,274	190,163

Total liabilities	6,673,462	13,858,768

STOCKHOLDERS’ EQUITY

Series A Preferred Stock Authorized: 33,334 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares	–	–

Series B Preferred Stock Authorized: 133,334 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares	–	–

Series C Preferred Stock Authorized: 66,667 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares	–	–

Series D Preferred Stock Authorized: 5 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares	–	–

Common Stock Authorized: 250,000,000 common shares, par value of $0.001 per share; Issued and outstanding: 132,271,860 and 97,398,519 common shares as of March 31, 2026 and June 30, 2025, respectively	132,271	97,396

Additional paid-in capital	426,130,186	329,667,507
Common stock issuable	-	925,077
Accumulated deficit	(313,507,691)	(260,090,957)

Total stockholders’ equity	112,754,766	70,599,023

Total liabilities and stockholders’ equity	$119,428,228	$84,457,791